Exhibit 32.2

                      Certification of Secretary-Treasurer

  Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code




     I, Susan K. Hodgson, Secretary-Treasurer of Capital Southwest Corporation, certify that, to my knowledge:

     1. the Form 10-K, filed with the Securities and Exchange Commission on May 25, 2007 ("accompanied report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.


Date:  May 25, 2007                        /s/ Susan K. Hodgson
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                                           Susan K. Hodgson, Secretary-Treasurer